UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2010

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On March 1, 2010, Nutrisystem, Inc. (the "Company" or "Nutrisystem") issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On March 1, 2010, Nutrisystem issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01.    Other Events

Nutrisystem announced the appointment of Warren V. (Pete) Musser to the Company's audit committee, effective February 17, 2010. Mr. Musser has served on the board of directors of the Company since February 2003. As a result of Mr. Musser's appointment, the Company's audit committee is now comprised of three (3) independent directors.

On January 22, 2010, the Company had received written notification (the "Notification") from Nasdaq that the Company must add a third independent director to the audit committee in order to comply with Nasdaq's audit committee requirements as set forth in Nasdaq Listing Rule 5605. At the time of the Notification, the Company's audit committee had only two (2) members because Ian J. Berg, a member of the Company's board of directors and audit committee, passed away on December 23, 2009. The Company appointed Mr. Musser to the audit committee in order to regain compliance with Nasdaq's audit committee requirements within the cure period provided by Nasdaq.

Item 9.01.    Financial Statements and Exhibits

The following press release is included as an exhibit to this report and is furnished under item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: March 01, 2010	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1